                           CONSENT OF CONSULTANT
                           ---------------------


We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1997-LL1, of our market study and/or appraisal with respect to the property or properties listed on the attached annex, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

                             O. MARSHALL DODDS COMPANY, INC.

                                          By: /s/ O. Marshall Dodds
                                             ---------------------------
                                             Name:  O. Marshall Dodds
                                             Title: President


                                          Signed on  August 27, 1997.
                                                    -----------




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                                   ANNEX
                                   -----


1.  Bainbride Mall
2.  Barnwell Plaza
3.  Bay Village Shopping Center
4.  Belvedere Plaza
5.  Blockbuster/Taco Bell-Lexington
6.  Blowing Rock Square
7.  Capitol Square
8.  Catawba Village
9.  Clover Plaza
10. Clusters of Whitehall
11. Crossroads Shopping Center
12. Cumberland Plaza
13. Cunningham Place
14. Dreher Plaza
15. Edens KW Winnsboro - Advanced Auto
16. Edgecombe Squre - Tarboro, NC
17. Edisto Village
18. Fairfield Square
19. Florence Mall
20. Forest Drive Shopping Center
21. Friarsgate Plaza
22. Gateway Plaza
23. Goldrush Shopping Center
24. Hampton Plaza
25. Jackson Plaza Expansion
26. Kalmia Plaza
27. Lakeside Shopping Center
28. Lakeside Square
29. Lawndale Village
30. Lexington Village
31. Mauldin Square
32. Mitchell Plaza
33. Northside Plaza - Clinton, NC
34. Nortshide Plaza - Henderson, NC
35. Northway Plaza
36. Palmetto Plaza
37. Raeford-Hoke Village - Raeford, NC
38. Raleigh Boulevard Shopping Center - Raleigh, NC
39. Ravenel Town Center
40. Rosewood Extension
41. Saluda Towne Center
42. Shoppers  Port
43. Shotwell Square
44. South Square Shopping Center

                                   --------------


45. St. Georges Plaza
46. Stephens Plaza - Toccoa, GA
47. Taco Cid
48. Three Fountains Plaza
49. Trenholm Plaza
50. Tri-County Plaza - Royston, GA
51. Triangle Village
52. Waterway Plaza
53. Waynesville Plaza
54. Western Square
55. Westland Square
56. Widewater Square
57. Woodberry Plaza
58. Blockbuster-Broad Rivers
59. Blockbuster-Decker
60. Blockbuster-Irmo - St. Andrews BB
61. Blockbuster-Warner Robbins
62. 1634 Main Street
63. NBSC Building